AgroFresh Appoints Clinton A. Lewis Jr. as Chief Executive Officer

Life Sciences Veteran to Lead AgroFresh into Next Phase of Planned Efficient and Profitable Growth

PHILADELPHIA, April 12, 2021 – AgroFresh Solutions, Inc. (Nasdaq: AGFS) (the “Company”), a global leader in produce freshness solutions, today announced that Clinton A. Lewis Jr. has been appointed as Chief Executive Officer and to the Company’s Board of Directors, effective immediately. Mr. Lewis succeeds Jordi Ferre as Chief Executive Officer, who is expected to work with Mr. Lewis and the rest of the team in the coming weeks to ensure a smooth transition.

Mr. Lewis brings 30-plus years of experience in the life sciences space, serving in a number of national and international leadership roles at Pfizer and Zoetis, the world’s largest animal health company. Mr. Lewis was instrumental in executing the carve-out of Zoetis from Pfizer and driving the profitable growth story that followed.

“Clint is a seasoned executive with a track record of enhancing operations and driving growth. We are pleased to appoint him as the next CEO of AgroFresh,” said Nance K. Dicciani, Chairman of the Board of AgroFresh. “AgroFresh is at a key inflection point, and the Board believes that Clint is the right person to lead the Company forward. We are confident that he will leverage his life sciences experience and significant leadership abilities to pursue strategic growth opportunities, increase efficiencies and create shareholder value. The Board is grateful to Jordi for his contributions and wishes him well in his next chapter.”

Mr. Lewis stated, “AgroFresh has best-in-class post-harvest solutions, a diverse customer base and a global footprint, and I am honored to take on this role and build on the Company’s strong foundation. I intend to hit the ground running, starting by collaborating with the Board, Jordi and the rest of the management team to review the business and identify opportunities to drive growth and create value. I look forward to working with my colleagues at all levels to provide customers with the food preservation and waste reduction solutions they count on as we deliver value for shareholders.”

About Clinton A. Lewis, Jr.

Clinton A. Lewis, Jr., most recently served as executive vice president and group president responsible for international operations, commercial development and global genetics at Zoetis Inc. Prior to being named to that role, Mr. Lewis previously served at Zoetis as president of international operations from 2015 to 2018 and as president of U.S. operations from 2013 to 2015. Prior to the formation of Zoetis, Mr. Lewis served as president of U.S. operations at Pfizer Animal Health, which he joined in 2007. Mr. Lewis first joined Pfizer in 1988 in the human health pharmaceutical segment and held positions of increasing responsibility in various commercial operations and general management roles.

Mr. Lewis currently serves on the Board of Directors of International Paper. He formerly served as chairman of the board for the Animal Health Institute (AHI), an industry trade association in the U.S., and served as treasurer for the International Federation for Animal Health (IFAH), an industry trade association in Europe. Mr. Lewis holds a B.S. from Fairfield University and an M.B.A. from Fairleigh Dickinson University.

About AgroFresh

AgroFresh (Nasdaq: AGFS) is an AgTech innovator and global leader with a mission to prevent food loss/waste and conserve the planet’s resources by providing a range of science-based solutions, data-driven digital technologies and high-touch customer services. AgroFresh supports growers, packers and retailers with solutions across the food supply chain to enhance the quality and extend the shelf life of fresh produce. The AgroFresh organization has 40 years of post-harvest experience across a broad range of crops, including revolutionizing the apple industry with the SmartFresh™ Quality System for more than 20 years. This is powered by a comprehensive portfolio that includes plant-based coatings, equipment and proprietary solutions that help improve the freshness supply chain from harvest to the home. Visit agrofresh.com to learn more.

Forward-Looking Statements

In addition to historical information, this release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company's possible or assumed future results of operations, including all statements regarding anticipated future growth or profitability, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; risks associated with the Company's substantial level of indebtedness; risks associated with acquisitions and investments; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

Contacts:

Investor Relations
Jeff Sonnek
Jeff.Sonnek@icrinc.com
646-277-1263

Media
Cory Ziskind
Cory.Ziskind@icrinc.com
646-277-1232